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                                                Exhibit 99.1


                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549


                                  FORM 11-K



[ X ]   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
        EXCHANGE ACT OF 1934

For the fiscal year ended June 30, 1995

                                     OR

[   ]   TRANSITION REPORT PURSUANT TO SECTION 15 (d) OF THE SECURITIES
        EXCHANGE ACT OF 1934

For the transition period from            to           .
                               ----------    -----------



Commission File No. 1-6435



A.   BOLT BERANEK AND NEWMAN INC. RETIREMENT TRUST
     (Full title of plan)

B.   BBN Corporation (formerly Bolt Beranek and Newman Inc.)
     150 CambridgePark Drive
     Cambridge, MA  02140
     (Name and address of issuer)

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Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees have duly caused the annual report to be signed on its behalf by the undersigned thereunto duly authorized.


                              BOLT BERANEK AND NEWMAN INC.
                              RETIREMENT TRUST


                              Steven P. Heinrich
                              Trustee
                              Bolt Beranek and Newman Inc.
                               Retirement Trust

                              Vice President
                              BBN Corporation

December 26, 1995

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             BOLT  BERANEK  AND  NEWMAN  INC.  RETIREMENT  TRUST

             FINANCIAL  STATEMENTS  AND  SUPPLEMENTAL  SCHEDULES


                          -------------------------


                                    INDEX



                                                            Page(s)
                                                            -------


Report of Independent Accountants                                2

Financial Statements:

  Statements of Net Assets Available for Plan Benefits,
     June 30, 1995 and 1994                                      *

  Statement of Changes in Net Assets Available for
     Plan Benefits for the year ended June 30, 1995              *

  Notes to Financial Statements                                  *

Supplemental Schedules:

  Item 27a - Schedule of Assets Held for Investment Purposes
     at June 30, 1995                                            *

  Item 27d - Schedule of Reportable Transactions for the
     year ended June 30, 1995                                    *



NOTE:   Certain supplemental schedules required by the Employee
Retirement Income Security Act of 1974 have not been included herein, as they are not applicable to the Bolt Beranek and Newman Inc. Retirement Trust.

NOTE:   Page references relate solely to this document in its traditional filing format.

NOTE:   * - Financial statements and schedules prepared in accordance with the financial reporting requirements of ERISA for the Bolt Beranek and Newman Inc. Retirement Trust are being filed in paper under cover of Form SE.

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                    REPORT  OF  INDEPENDENT  ACCOUNTANTS

                          -------------------------



To the Board of Trustees and Plan Administrators of
Bolt Beranek and Newman Inc. Retirement Trust:


We have audited the accompanying statements of net assets available for plan benefits of the Bolt Beranek and Newman Inc. Retirement Trust (the "Plan") as of June 30, 1995 and 1994, and the related statement of changes in net assets available for plan benefits for the year ended June 30, 1995. These financial statements are the responsibility of the Plan management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of June 30, 1995 and 1994, and the changes in net assets available for plan benefits for the year ended June 30, 1995, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The
Fund Information in the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the changes in net assets available for plan benefits of each fund.
The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects, in relation to the basic financial statements taken as a whole.

                                           Coopers & Lybrand L.L.P.


Boston, Massachusetts
December 1, 1995